UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    July 1, 2009

SB PARTNERS
(Exact name of registrant as specified in its charter)

New York	0-8952	13-6294787

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 New Haven Avenue, Milford, CT 06460

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (203) 283-9593

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended simultaneously to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Registrant’s unsecured credit facility in the amount of $22,000,000 originally matured on October 1, 2008.  The holder of the debt had extended its maturity to February 28, 2009 and had entered into discussions with Registrant on terms for extending the debt on a longer term basis.

On July 1, 2009 Registrant received written notice from the holder which makes demand for the immediate payment of the outstanding obligation and liability of the note including unpaid interest which as of June 30, 2009 was $22,004,154.79.  If the outstanding obligation is not paid, the holder may initiate appropriate action to collect the outstanding obligations, including enforcement of its rights and remedies under the loan documents or applicable law.

Registrant and lender continue to have discussions for extending the debt on a longer term basis.  There can be no assurance that the holder will continue those discussions to extend the maturity or that Registrant will be able to comply with the terms offered and conditions imposed by the holder in exchange for such extension.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SB PARTNERS

(Registrant)

	By:	SB PARTNERS REAL ESTATE CORPORATION

General Partner

Principal Financial & Accounting Officer
Dated: July 20, 2009	By:	/s/ John H. Zoeller

John H. Zoeller
Chief Financial Officer